Exhibit 10.8
BETTER HOLDCO, INC.
2017 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT
Unless otherwise defined herein, the terms defined in the 2017 Equity Incentive Plan (the “Plan”) shall have the same defined meanings in this Restricted Stock Unit Agreement (the “RSU Agreement”).
I.NOTICE OF RESTRICTED STOCK UNIT GRANT
Name:
Address:
The undersigned Participant has been granted an award (the “Award”) of Restricted Stock Units (“RSUs”), subject to the terms and conditions of the Plan and this RSU Agreement, as follows:

Grant Date:

Total Number of RSUs:

Vesting Commencement Date:

Vesting Requirements:
The RSUs will vest upon satisfaction of both the Time Vesting Condition and Liquidity Vesting Condition (such date or dates, a “Vesting Date”).
Time Vesting. One-sixteenth of the RSUs will vest on the first day of each calendar quarter commencing after the [Vesting Commencement Date], subject to the Participant’s continuous employment through each applicable such date (the “Time Vesting Condition”).
Liquidity Vesting. The RSUs will liquidity vest upon the occurrence of a Liquidity Event, so long as such Liquidity Event occurs within 7 years from the Date of Grant (the “Liquidity Vesting Condition”). “Liquidity Event” means the earlier of: (a) a Change in Control; or (b) the effective date of a Qualified IPO. “Change in Control” shall have the definition set forth in the Plan and “Qualified IPO” shall mean the initial public offering of the Company’s common stock pursuant to an effective registration statement filed under the Securities Act of 1933, as amended or the Company’s bona fide business combination with a special purpose acquisition company in connection with which the combined company’s equity securities become publicly traded.

Termination:
Upon the Participant’s termination of employment due to death or Disability, the Time Vesting Condition will be deemed satisfied with respect to all outstanding RSUs, which will remain subject to the Liquidity Vesting Condition. Upon any other termination of employment, all outstanding RSUs which have not satisfied the Time Vesting Condition prior to such termination shall automatically be forfeited, terminated and cancelled as of the applicable termination date without payment of any consideration by the Company, and the Participant, or the Participant’s beneficiary or personal representative, as the case may be, shall have no further rights hereunder, and those RSUs have satisfied the Time Vesting Condition on or prior to the date of Participant’s termination of employment will remain outstanding and subject to the Liquidity Vesting Condition.
II.AGREEMENT
1.Grant of Award. The Administrator of the Company hereby grants to the Participant named in the Notice of RSU Grant in Part I of this RSU Agreement (“Participant”), an Award in consideration of the Participant’s past or continued employment with or service to the Company or any Subsidiaries and for other good and valuable consideration. Subject to Section [18] of the Plan, in the event of a conflict between the terms and conditions of the Plan and this RSU Agreement, the terms and conditions of the Plan shall prevail.
2.Vesting. The RSUs will vest as provided in Part I of this RSU Agreement and except as provided under “Termination” therein, time vesting will cease upon the Participant’s termination of employment and any of portion of the RSUs that has not yet satisfied the Time Vesting Condition will be forfeited upon Participant’s termination of employment. Notwithstanding anything in this RSU Agreement to the contrary, the Administrator, in its sole discretion, may waive the foregoing schedule of vesting and upon written notice to Participant, accelerate the earliest date or dates on which any of the RSUs granted hereunder satisfy the Time Vesting Condition, provided that the RSUs will not fully vest until both the Time Vesting Condition and Liquidity Vesting Condition are met. In the event that the Liquidity Vesting Condition is not satisfied within 7 years following the Grant Date, the RSUs shall be forfeited and immediately terminate.
3.Settlement and Delivery of Shares. Each RSU that vests (either as a result of a Liquidity Vesting Condition that occurs after satisfaction of the Time Vesting Condition or as a result of satisfaction of the Time Vesting Condition after satisfaction of a Liquidity Vesting Condition) will be settled by delivery to the Participant of one share of the Company’s Common Stock (a “Share”) as promptly as practicable, and in any event within [60] days, following the applicable Vesting Date (each, a “Payment Date”), but in no event later than March 15 of the year following the year during which the applicable Vesting Date occurs.
4.The Company May Deliver Cash or Other Property Instead of Shares. In the sole discretion of the Administrator, the Company may deliver cash, other securities, other awards under the Plan or other property in lieu of all or any portion of the Shares underlying the RSUs, and all references in this RSU Agreement to deliveries of Shares will include such deliveries of cash, other securities, other awards under the Plan or other property.
5.Participant’s Representations. In the event the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), on or prior to the Grant Date, Participant shall, if required by the Company, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit A.
6.Lock-Up Period. Participant hereby agrees that Participant shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Stock (or other securities) of the Company or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Stock (or other securities) of the Company held by Participant (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred and eighty (180) days following the effective date of any registration statement of the Company filed under the Securities Act (or such other period as may be requested by the Company or the underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NYSE Rule 472(f)(4), or any successor provisions or amendments thereto).
Participant agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, Participant shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 4 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred and eighty (180) day (or other) period. Participant agrees that any transferee of Shares acquired pursuant to this RSU Agreement shall be bound by this Section 4.
7.Non-Transferability of Award and Interests.
(a)This Award may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant. The terms of the Plan and this RSU Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Participant.

(b)Further, until the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or after the Administrator determines that it is, will, or may no longer be relying upon the exemption from registration of Shares under the Exchange Act as set forth in Rule 12h-1(f) promulgated under the Exchange Act (the “Rule 12h-1(f) Exemption”) (such date, the “Reliance End Date”), Participant shall not transfer this Award or, prior to exercise, the Shares subject to this Award, in any manner other than (i) to persons who are “family members” (as defined in Rule 701(c)(3) of the Securities Act) through gifts or domestic relations orders, or (ii) to an executor or guardian of Participant upon the death or disability of Participant in each case, to the extent required for continued reliance on the Rule 12h-1(f) Exemption. Until the Reliance End Date, the Award and, prior to exercise, the Shares subject to this Award, may not be pledged, hypothecated or otherwise transferred or disposed of, including by entering into any short position, any “put equivalent position” or any “call equivalent position” (as defined in Rule 16a-1(h) and Rule 16a-1(b) of the Exchange Act, respectively), other than as permitted in clauses (i) and (ii) of this paragraph. Notwithstanding the foregoing sentence, the Administrator, in its sole discretion, may determine to permit transfers to the Company or in connection with a Change in Control or other acquisition transactions involving the Company to the extent permitted by Rule 12h-1(f) or, if the Company is not relying on the Rule 12h-1(f) Exemption, to the extent permitted by the Plan.
8.Tax Obligations.
(a)Tax Withholding. Participant agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining Participant) for the satisfaction of all Federal, state, local and foreign income and employment tax withholding requirements applicable to the Award. Participant acknowledges and agrees that the Company may refuse to deliver the Shares or cash in lieu thereof if such withholding amounts are not delivered at the time of payment.
9.Section 409A.
(a)This Agreement is not intended to provide for any deferral of compensation subject to Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). Notwithstanding any other provision of the Plan or this RSU Agreement , the Plan and this Agreement shall be interpreted in accordance with, and incorporate the terms and conditions required by, Section 409A. The Administrator may, in its discretion, adopt such amendments to the Plan or this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate to comply with the requirements of Section 409A.
(b)For purposes of Section 409A (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), each payment that Participant may be eligible to receive under this Agreement shall be treated as a separate and distinct payment.
10.Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this RSU Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant. This RSU Agreement is governed by the internal substantive laws but not the choice of law rules of Delaware.
11.No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE SATISFACTION OF THE TIME-BASED VESTING COMPONENT PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS RSU AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.
Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all of the terms and provisions thereof. Participant has reviewed the Plan and this Award in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award and fully understands all provisions of the Award. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Award. Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT	BETTER HOLDCO, INC.

Signature	By

Print Name	Print Name

Title

EXHIBIT A
INVESTMENT REPRESENTATION STATEMENT

PARTICIPANT	:

COMPANY	:	BETTER HOLDCO, INC.

SECURITY	:	COMMON STOCK (underlying Restricted Stock Units)

AMOUNT	:

DATE	:
In connection with the grant of the above-listed Securities, the undersigned Participant represents to the Company the following:
(a)    Participant is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Participant is acquiring these Securities for investment for Participant’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).
(b)    Participant acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Participant’s investment intent as expressed herein. In this connection, Participant understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Participant’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one (1) year or any other fixed period in the future. Participant further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Participant further acknowledges and understands that the Company is under no obligation to register the Securities. Participant understands that the certificate evidencing the Securities shall be imprinted with any legend required under applicable state securities laws.
(c)    Participant is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Award to Participant, the exercise shall be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of the applicable conditions specified by Rule 144, including in the case of affiliates (1) the availability of certain public information about the Company, (2) the amount of Securities being sold during any three (3) month period not exceeding specified limitations, (3) the resale being made in an unsolicited “broker’s transaction”, transactions directly with a “market maker” or “riskless principal transactions” (as those terms are defined under the Securities Exchange Act of 1934) and (4) the timely filing of a Form 144, if applicable.
In the event that the Company does not qualify under Rule 701 at the time of grant of the RSUs, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which may require (i) the availability of current public information about the Company; (ii) the resale to occur more than a specified period after the purchase and full payment (within the meaning of Rule 144) for the Securities; and (iii) in the case of the sale of Securities by an affiliate, the satisfaction of the conditions set forth in sections (2), (3) and (4) of the paragraph immediately above.
(d)    Participant further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption shall be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 shall have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Participant understands that no assurances can be given that any such other registration exemption shall be available in such event.

PARTICIPANT

Signature

Print

Name

Date